Exhibit 32.1

Certification of CEO Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Gaming & Hospitality Acquisition Corp. (the “Company”) on Form 10-Q for the quarter ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Mary Elizabeth Higgins, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2021	By:	/s/ Mary Elizabeth Higgins
	Name:	Mary Elizabeth Higgins
	Title:	Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Gaming & Hospitality Acquisition Corp. and will be retained by Gaming & Hospitality Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.